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                                                                    Exhibit 32.1

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Corel Corporation (the "Company"), on Form 10-Q for the quarter ended February 28, 2006, as filed with the Securities and Exchange Commission (the "Report"), David Dobson, Chief Executive Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ David Dobson
-----------------------------
David Dobson
Chief Executive Officer

May 5, 2006

[A signed original of this written statement required by Section 906 has been provided to Corel Corporation and will be retained by Corel Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]